UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)
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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

FBR & CO.
(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP
Voce Capital Management LLC
Voce Capital LLC
J. Daniel Plants
Michael J. McConnell
Jarl Berntzen
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 3, 2016, Voce Capital Management LLC issued a press release attached hereto as Exhibit 1, which is incorporated by reference herein, regarding FBR & Co. (the “Company”).

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

EXHIBIT 1

GLASS LEWIS ENDORSES VOCE CASE FOR CHANGE AT FBR

Both Leading Proxy Advisory Firms ISS and Glass Lewis Have Now Supported Voce’s Case for Change and Recommended to Vote on Voce’s BLUE Card

Glass Lewis Notes FBR has Failed to Demonstrate “Sustainable Strategic Operating Path to Enhance Returns for Shareholders”

Recommends FBR Shareholders Vote on the BLUE Proxy Card to Support Voce Nominee Jarl Berntzen

Report Underscores Superior Investment Banking Advisory, Corporate Development Operating and Board Experience of Voce Nominee Jarl Berntzen Compared to Current Lead Independent Director Arthur Reimers

New York (June 3, 2016) – Voce Capital Management LLC (“Voce”), which along with its nominees owns 5.2% of FBR & Co. (Nasdaq: FBRC) (“FBR” or the “Company”), and is the Company’s third-largest shareholder, today announced that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, recommended that FBR shareholders vote on the BLUE proxy card to support Voce’s independent nominee Jarl Berntzen.

Commenting on the report, Voce stated: “We are pleased by this demonstration of support from Glass Lewis, which underscores our analysis and belief that urgent change is needed at FBR to reverse the track record of underperformance that has come at the expense of all shareholders. Notably, this endorsement from Glass Lewis follows ISS yesterday announcing support for all three of our nominees, including Michael J. McConnell and J. Daniel Plants.”

Yesterday, Institutional Shareholder Services (ISS), the leading independent proxy voting advisory firm, recommended that FBR shareholders vote on the BLUE proxy card to support all of Voce’s independent nominees, Jarl Berntzen, Michael J. McConnell and J. Daniel Plants.

In its report, Glass Lewis states:

“We don't believe the Company has demonstrated that it is on a sustainable strategic operating path to enhance returns for shareholders going forward. On the other hand, we believe the Dissident has presented sound suggestions that warrant the full consideration and potential implementation by the board. Additionally, we see room for governance improvements in terms of further board refreshment, better alignment with outside shareholders and refinements to the executive compensation structure. Based on these factors, we believe the election of one of the Dissident's nominees is warranted and likely to lead to a superior outcome in these areas of need at the Company.”1

Glass Lewis continues:

“Ultimately, this proxy contest comes down to which plan for the Company is more likely to maximize shareholder value and which director nominees are best suited to oversee the implementation of that plan. In our opinion, the Dissident has established a case that the Company's current operating strategy is not generating sufficient returns for shareholders. The Company appears to have somewhat of an identity crisis...What's more clear to us is that FBR has presented little evidence, if any, that its current strategy beyond share buybacks is working in terms of delivering profitability or consistency or that it is likely to cover its cost of capital or deliver enhanced returns for shareholders.

_________________________________________________
1 Permission to quote from the Glass Lewis report was neither sought nor obtained. Emphases have been added by Voce.

“In our view, Voce has presented reasoned ideas for improving the Company's operating performance, such as realigning the business on its core industry verticals in which it has competitive or differentiation advantages, better matching resources with revenue opportunities, eliminating the principal investment unit which has delivered scant returns and more aggressively pursuing higher-margin advisory business.”

In its report, Glass Lewis notes the Company’s underperformance, stating:

“Even since the 2011 restructuring, the Company has failed to perform to the level it targeted and communicated to investors. Key metrics, such as revenue per head, revenue growth, profit margins and return on equity have trailed those of peers over the past four years and, alarmingly, have deteriorated in the past 15 months...Moreover, the Company's long-term performance during current management's tenure as a whole has been negative and significantly lagged peers.”

Specifically comparing the qualifications of lead director Arthur Reimers with Voce nominee Jarl Berntzen, Glass Lewis states:

“Notably, while Mr. Reimers has investment banking advisory experience from his time as a partner and managing director at Goldman Sachs, he retired over 15 years ago and has had no executive experience since…In turn, we believe one of the Dissident's nominees, namely Mr. Berntzen, is particularly well-suited and capable of contributing constructively to the FBR board in an effort to address Voce's concerns at the Company. We see that Mr. Berntzen has investment banking experience and expertise in M&A, financial restructurings and corporate development activities. He was vice president of M&A at Goldman Sachs and also head of M&A at ThinkEquity, a full-service middle market investment bank that competed directly against FBR, experience which we believe would prove valuable in FBR's attempt to grow a profitable advisory business. Mr. Berntzen is also head of corporate development at Dolby Laboratories and has prior board experience, including at the public company level. Ultimately, we believe his investment banking advisory experience, corporate development operating experience and board experience are likely to contribute to the Company's efforts to devise and implement a more optimal and sustainable strategic operating plan.”

Voce concluded: “The fact that both leading independent proxy advisory firms have come out in support of our case for change sends a resounding message: the status quo must change at FBR, and it must change now. We look forward to continuing to make our case to shareholders in advance of the Annual Meeting.”

About Voce Capital Management LLC

Voce Capital Management LLC is a fundamental value-oriented, research-driven investment adviser founded in 2011 by J. Daniel Plants. The San Francisco-based firm is 100% employee-owned.

Additional Information and Where to Find It

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Media Contact:
Sloane & Company
Dan Zacchei/Joseph Germani
(212) 486-9500

Investor Contact:
Georgeson LLC
David S. Drake, President
(212) 440-9861